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                                  EXHIBIT 23(a)

                       CONSENT OF MCGLADREY & PULLEN, LLP


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                                                                   EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the use in this proxy statement-prospectus forming a part of the Registration Statement on Form S-4 filed by Merchants and Manufacturers Bancorporation, Inc. of our report dated February 13, 2002, on our audit of the consolidated balance sheets of Merchants and Manufacturers Bancorporation, Inc., and Subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2002, and to the reference to our firm under the heading "Experts" in the proxy statement-prospectus.



/s/ McGladrey & Pullen, LLP
---------------------------
McGladrey & Pullen, LLP
Madison, Wisconsin
September 16, 2002


                                     23(a)-1